As filed with the Securities and Exchange Commission on May 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHELL PLC	SHELL FINANCE US INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

Not Applicable (I.R.S. Employer Identification No.) 2911 (Primary Standard Industrial Classification Code Number)	93-4449519 (I.R.S. Employer Identification No.) 2911 (Primary Standard Industrial Classification Code Number)

Shell Centre London, SE1 7NA United Kingdom +44 20 7943 1234	150 N. Dairy Ashford Houston, Texas 77079 United States of America +1-(832) 337-2000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Mr. Donald J. Puglisi Managing Director Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 1-302-738-6680	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801 1-302-658-7581
(Name, address, and telephone number of agent for service for Shell plc)	(Name, address, and telephone number of agent for service for Shell Finance US Inc.)

Copy to:

Andrew J. Pitts, Esq.

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

+1 (212) 474-1000

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus may change. We may not issue these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION DATED MAY 22, 2026

PROSPECTUS

SHELL FINANCE US INC.

Offer to Exchange

This is an offer by Shell Finance US Inc. (“Shell Finance US”) to exchange any validly tendered (and not validly withdrawn) and accepted notes of the following series of outstanding unregistered notes issued by Shell Finance US and fully and unconditionally guaranteed by Shell plc (“Shell”) for a like amount of new registered notes issued by Shell Finance US and fully and unconditionally guaranteed by Shell plc, as described below:

(1)

up to $920,732,000 3.875% Guaranteed Notes due 2028 (CUSIP U8209LAA0, ISIN USU8209LAA09 / CUSIP 822905AR6, ISIN US822905AR69) (“Restricted 3.875% 2028 Notes”) for a like principal amount of 3.875% Guaranteed Notes due 2028, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (“Exchange 3.875% 2028 Notes”);

(2)

up to $2,063,148,000 6.375% Guaranteed Notes due 2038 (CUSIP U8209LAB8, ISIN USU8209LAB81 / CUSIP 822905AT2, ISIN US822905AT26) (“Restricted 6.375% 2038 Notes”) for a like principal amount of 6.375% Guaranteed Notes due 2038, which have been registered under the Securities Act (“Exchange 6.375% 2038 Notes”);

(3)

up to $802,108,000 5.500% Guaranteed Notes due 2040 (CUSIP U8209LAC6, ISIN USU8209LAC64 / CUSIP 822905AV7, ISIN US822905AV71) (“Restricted 5.500% 2040 Notes”) for a like principal amount of 5.500% Guaranteed Notes due 2040, which have been registered under the Securities Act (“Exchange 5.500% 2040 Notes”);

(4)

up to $691,199,000 5.125% Guaranteed Notes due 2041 (CUSIP U8209LAD4, ISIN USU8209LAD48 / CUSIP 822905AX3, ISIN US822905AX38) (“Restricted 5.125% 2041 Notes”) for a like principal amount of 5.125% Guaranteed Notes due 2041, which have been registered under the Securities Act (“Exchange 5.125% 2041 Notes”);

(5)

up to $993,714,000 3.125% Guaranteed Notes due 2049 (CUSIP U8209LAE2, ISIN USU8209LAE21 / CUSIP 822905AZ8, ISIN US822905AZ85) (“Restricted 3.125% 2049 Notes”) for a like principal amount of 3.125% Guaranteed Notes due 2049, which have been registered under the Securities Act (“Exchange 3.125% 2049 Notes”); and

(6)

up to $876,828,000 3.000% Guaranteed Notes due 2051 (CUSIP U8209LAF9, ISIN USU8209LAF95 / CUSIP 822905BB0, ISIN US822905BB09) (“Restricted 3.000% 2051 Notes”) for a like principal amount of 3.000% Guaranteed Notes due 2051, which have been registered under the Securities Act (“Exchange 3.000% 2051 Notes”).

We refer to the Restricted 3.875% 2028 Notes, Restricted 6.375% 2038 Notes, Restricted 5.500% 2040 Notes, Restricted 5.125% 2041 Notes and Restricted 3.125% 2049 Notes and the Restricted 3.000% 2051 Notes as the “Restricted Notes” and the Exchange 3.875% 2028 Notes, Exchange 6.375% 2038 Notes, Exchange 5.500% 2040 Notes, Exchange 5.125% 2041 Notes and Exchange 3.125% 2049 Notes and the Exchange 3.000% 2051 Notes as the “Exchange Notes”.

We are conducting the exchange offers (collectively, the “Exchange Offers”) in order to provide you with an opportunity to exchange your Restricted Notes for Exchange Notes that have been registered under the Securities Act. The Restricted Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “notes”.

Material Terms of the Exchange Offers:

•	Shell Finance US will exchange all Restricted Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes that are freely tradable.

•	You may withdraw tenders of Restricted Notes at any time prior to the expiration of the relevant Exchange Offer.

•

Each Exchange Offer will expire at 5:00 p.m., New York City time, on    , 2026 (the “Expiration Date”), unless extended. We do not currently intend to extend the Expiration Date unless required to do so by applicable law as described under “The Exchange Offers—Extensions; Amendments; Waiver; Termination”.

•

Holders must validly tender (and not validly withdraw) the Restricted Notes in at least the minimum denomination of $1,000. The Exchange Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter.

•	To exchange your Restricted Notes, you are required to make certain representations to us. See “The Exchange Offers—Procedures for Tendering Restricted Notes” for more information.

•	The exchange of Restricted Notes for Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the Exchange Offers.

The Exchange Notes:

•

The terms of the Exchange Notes to be issued in the Exchange Offers are substantially identical to the terms of the corresponding series of Restricted Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Restricted Notes will not apply to the Exchange Notes. In addition, each series of Exchange Notes will bear different CUSIP numbers than the corresponding series of Restricted Notes. The Exchange Notes will represent the same debt as the Restricted Notes, and Shell Finance US will issue the Exchange Notes under the same indenture that governs the Restricted Notes.

•

We plan to issue the Exchange Notes promptly on or about the third business day following the Expiration Time (the “Settlement Date”). The Restricted Notes are not listed on any securities exchange. We intend to apply to list the Exchange Notes on the New York Stock Exchange (“NYSE”). There can be no assurance that any series of Exchange Notes will be listed on the NYSE or as to the development or liquidity of any market for any series of the Exchange Notes.

All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the Restricted Notes and in the indenture governing the Restricted Notes. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act. Other than in connection with the Exchange Offers, Shell Finance US does not currently anticipate that it will register any series of the Restricted Notes under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Shell Finance US has agreed that it will furnish to each broker-dealer who has delivered the notice to Shell Finance US required by and in accordance with the Registration Rights Agreement (as defined herein), without charge, as many copies of this prospectus and any amendment and supplement hereto, as such participating broker-dealer may reasonably request in connection with its resale of such Exchange Notes. See “Plan of Distribution”.

Prior to participating in any of the Exchange Offers, please see the section entitled “Risk Factors” beginning on page 10 of this prospectus for a discussion of the factors you should consider in determining whether to tender your Restricted Notes. Additionally, see the section entitled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2026, which is incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

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ABOUT THIS PROSPECTUS

In this prospectus, “Shell” or “Guarantor” refers to Shell plc; “Shell Group” refers to Shell and its subsidiaries; “Shell Finance US” or “Issuer” refers to Shell Finance US Inc.; “Royal Dutch” refers to N.V. Koninklijke Nederlandsche Petroleum Maatschappij (also known as Royal Dutch Petroleum Company); “Shell Transport” refers to The Shell Transport and Trading Company Limited (formerly The “Shell” Transport and Trading Company, p.l.c.); and the terms “we,” “us” and “our” refer to Shell or the Shell Group, as the context may require.

No person is authorized to give any information other than the information contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). Prior to making any decision with respect to the Exchange Offers, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, “U.S. dollars” or “$” refers to the lawful currency of the United States (“U.S.”), “pounds sterling,” “£” or “pence” refers to the lawful currency of the United Kingdom (“U.K.”), and “euro” or “€” refers to the currency established for participating member states of the European Union (“E.U.”) as of the beginning of stage three of the European Monetary Union on January 1, 1999.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements concerning the financial condition, results of operations and businesses of the Shell Group. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.

Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of the Shell Group to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.

These forward-looking statements are identified by their use of terms and phrases such as “aim,” “ambition,” “anticipate,” “aspire,” “aspiration,” “believe,” “commit,” “commitment,” “could,” “desire,” “estimate,” “expect,” “goals,” “intend,” “may,” “milestones,” “objectives,” “outlook,” “plan,” “probably,” “project,” “risks,” “schedule,” “seek,” “should,” “target,” “vision,” “will,” “would” and similar terms and phrases. There are a number of factors that could affect the future operations of the Shell Group and could cause those results to differ materially from those expressed in the forward-looking statements included or incorporated by reference in this prospectus, including (without limitation):

•	price fluctuations in crude oil and natural gas;

•	changes in demand for the Shell Group’s products;

•	currency fluctuations;

•	drilling and production results;

•	reserves estimates;

•	loss of market share and industry competition;

•	environmental and physical risks, including climate change;

•	risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions;

•	the risk of doing business in developing countries and countries subject to international sanctions;

•	legislative, judicial, fiscal and regulatory developments including tariffs and regulatory measures addressing climate change;

•	economic and financial market conditions in various countries and regions;

•

political risks, including the risks of expropriation and renegotiation of the terms of contracts with governmental entities, delays or advancements in the approval of projects and delays in the reimbursement for shared costs;

•	risks associated with the impact of pandemics, regional conflicts, such as the Russia-Ukraine war, and the conflict in the Middle East, and a significant cyber security, data privacy or IT incident;

•	the pace of the energy transition; and

•	changes in trading conditions.

Also see “Risk Factors” in the Form 2025 20-F for additional risks and further discussion. No assurance is provided that future dividend payments will match or exceed previous dividend payments. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Neither Shell nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Shell is subject to the information and periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, Shell and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to Shell or its shareholders include proxy solicitations rules, the beneficial ownership and transaction disclosure rules of Section 16 of the Exchange Act with respect to Shell’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

All filings made by Shell and its predecessors after December 15, 2002 are available online through the SEC’s EDGAR electronic filing system. Access to EDGAR can be found on the SEC’s website, at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.

The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents:

•	Annual Report on Form 20-F of Shell for the fiscal year ended December 31, 2025, as filed with the SEC on March 12, 2026, (File No. 001-32575) (“2025 20-F”);

•

Report on Form 6-K of Shell furnished to the SEC on May 7, 2026, containing the unaudited condensed interim financial report of Shell and its consolidated subsidiaries for the three-month period ended March 31, 2026 (File No. 001-001-32575); and

•

Reports on Form 6-K of Shell furnished to the SEC on January 2, 2026, January 8, 2026, February 2, 2026, February 5, 2026 (both Reports on Form 6-K furnished on such date), February 6, 2026, February 11, 2026, February 27, 2026, March 3, 2026, March 19, 2026, April 1, 2026 (both Reports on Form 6-K furnished on such date), April 8, 2026 (both Reports on Form 6-K furnished on such date), April 14, 2026, April 27, 2026, May 1, 2026, May 7, 2026 (the second Report on Form 6-K furnished on such date), May 11, 2026, May 20, 2026 and May 21, 2026.

We also incorporate by reference any future filings that we make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we complete the Exchange Offers. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

We have filed a registration statement on Form F-4 with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by reference to such exhibits.

In particular, the contracts, agreements or other documents included as exhibits to the registration statement or incorporated by reference herein are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents may contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address and telephone number:

Shell plc

Shell Centre

London, SE1 7NA

United Kingdom

Tel. No.: +44 20 7934 1234

Shell’s ordinary shares are admitted to the Official List of the U.K. Financial Conduct Authority and to trading on the market for listed securities of the London Stock Exchange and listed on Euronext Amsterdam. Shell’s ordinary shares are admitted for trading in the form of American Depositary Shares on the New York Stock Exchange. You can consult reports and other information about Shell that it files or makes public pursuant to the rules of the London Stock Exchange, Euronext Amsterdam and the New York Stock Exchange at such exchanges.

Additional information regarding Shell and the Shell Group may be obtained on its website at www.shell.com. Such information is not incorporated by reference into this prospectus.

To receive timely delivery of the documents prior to the Expiration Time, you should make your request no later than    , 2026.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Shell is a public limited company incorporated under the laws of England and Wales. A majority of Shell’s directors and officers and some of the experts named in this document reside outside of the U.S. and a majority of our assets are located outside of the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or these persons or to enforce against us or them, in either the U.S. or the U.K., judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.

The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales assumes a judgment is rendered in a U.S. court and is based upon advice provided to us by our English solicitors, Slaughter and May. The U.S. and the U.K. do not have a treaty providing for the reciprocal recognition and

v

enforcement of judgments in civil and commercial matters (although the U.S. and the U.K. are both parties to the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards). Any judgment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of fresh legal proceedings in respect of the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court and will treat the judgment as conclusive. The matters which would cause an English court not to enforce a judgment debt created by a U.S. judgment are that:

•	the relevant U.S. court did not have jurisdiction under English rules of private international law to give the judgment;

•

the judgment was not final and conclusive on the merits. A foreign judgment which could be abrogated or varied by the court which pronounced it is not a final judgment. However, a judgment will be treated as final and conclusive even though it is subject to an appeal or if an appeal is actually pending (provided it remains enforceable in the relevant foreign jurisdiction), although in such a case a stay of execution in England and Wales may be ordered pending such an appeal. The foreign judgment will be treated as non-final and thus non-enforceable in England and Wales if execution in the foreign jurisdiction is stayed pending appeal. If the judgment is given by a court of a law district forming part of a larger federal system such as in the U.S., the finality and conclusiveness of the judgment in the law district where it was given alone are relevant in England and Wales. Its finality and conclusiveness in other parts of the federal system are irrelevant;

•

the judgment is not for a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law;

•	the enforcement of such judgment would contravene public policy in England and Wales;

•

the enforcement of the judgment is prohibited by statute (for example, section 5 of the U.K. Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practices. A judgment for multiple damages is defined as a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the judgment creditor);

•	the English proceedings were not commenced within the relevant limitation period;

•

before the date on which the U.S. court gave judgment, a judgment has been given in proceedings between the same parties or their privies in a court in the U.K. or in an overseas court which the English court will recognize;

•

the judgment has been obtained by fraud (on either the part of the party in whose favor judgment was given or on the part of the court pronouncing the judgment) or in proceedings in which the principles of natural justice were breached;

•

the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in the U.S. courts (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise); or

•	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. The judgment creditor is able to utilize any method or methods of enforcement available to him/her at the time. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court. It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal or state securities law brought in England and Wales.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offers. You should carefully read this entire prospectus, including the section entitled “Risk Factors.” Additionally, see the sections entitled “Risk Factors” in the 2025 20-F, as well as the information incorporated by reference in this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

Shell plc

Shell is the single parent company of Shell Petroleum B.V. (the legal successor of Royal Dutch) and Shell Transport. From 1907 until 2005, Royal Dutch and Shell Transport were the public parent companies of a group of companies known collectively as the “Royal Dutch/Shell Group.” All operating activities were conducted through the subsidiaries of Royal Dutch and Shell Transport. On July 20, 2005, Shell became the single parent company of Royal Dutch and Shell Transport. On December 10, 2021, the shareholders of Shell approved amendments to Shell’s Articles of Association (the “Articles”), which permitted Shell to simplify its share structure through the establishment of a single line of shares and alignment of Shell’s tax residence with its country of incorporation by relocating meetings of its Board of Directors and Executive Committee and the Chief Executive Officer and the Chief Financial Officer to the U.K. and granted the Board of Directors the power to change Shell’s name (the “Simplification”). On December 20, 2021 the Board of Directors formally approved the Simplification, and on December 31, 2021 the Board approved the key steps required to move Shell’s tax residence to the U.K. Shell’s name was changed from Royal Dutch Shell plc to Shell plc on January 21, 2022, and Shell’s shares were assimilated into a single line of shares on January 29, 2022. This completed the Simplification.

The companies of the Shell Group are engaged worldwide in all the principal aspects of the oil and natural gas industry.

You can find a more detailed description of the Shell Group’s business and recent transactions in the 2025 20-F, which is incorporated by reference into this prospectus, as well as any subsequent filings incorporated by reference into this prospectus.

The Issuer

Shell Finance US was incorporated as a corporation under the laws of the State of Delaware on November 13, 2023. Shell Finance US is an indirect wholly-owned subsidiary of Shell. Shell Finance US is a financing vehicle for Shell and its consolidated subsidiaries. Shell Finance US has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group. Shell Finance US lends substantially all net proceeds of its borrowings to companies in the Shell Group, and is therefore dependent on such companies repaying funds lent to them. Shell will fully and unconditionally guarantee the Exchange Notes issued by Shell Finance US pursuant to this prospectus as to payment of principal, premium (if any), interest and any other amounts due.

THE EXCHANGE OFFERS

The following summary does not contain all the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference. You should read this prospectus and the documents incorporated by reference in their entirety. For a more complete description of the terms of the Exchange Offers, see “The Exchange Offers.”

Background	On December 8, 2025, Shell Finance US and Shell completed private exchange offers to exchange outstanding notes of certain series of debt securities issued by Shell International Finance B.V. (“Shell International Finance”) and BG Energy Capital plc “BGEC”), each an indirect wholly-owned subsidiary of Shell, for Restricted Notes and cash. In connection with the prior private exchange offers, on December 8, 2025, Shell Finance US and Shell entered into a registration rights agreement (the “Registration Rights Agreement”) with BofA Securities, Inc., Deutsche Bank Securities Inc. and TD Securities (USA) LLC, as dealer managers, in which Shell Finance US and Shell agreed, among other things, to complete the Exchange Offers.

The Exchange Offers	We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange:

•	the unregistered Restricted 3.875% 2028 Notes for an equivalent amount of the Exchange 3.875% 2028 Notes, which have been registered under the Securities Act;

•	the unregistered Restricted 6.375% 2038 Notes for an equivalent amount of the Exchange 6.375% 2038 Notes, which have been registered under the Securities Act;

•	the unregistered Restricted 5.500% 2040 Notes for an equivalent amount of the Exchange 5.500% 2040 Notes, which have been registered under the Securities Act;

•	the unregistered Restricted 5.125% 2041 Notes for an equivalent amount of the Exchange 5.125% 2041 Notes, which have been registered under the Securities Act;

•	the unregistered Restricted 3.125% 2049 Notes for an equivalent amount of the Exchange 3.125% 2049 Notes, which have been registered under the Securities Act; and

•	the unregistered Restricted 3.000% 2051 Notes for an equivalent amount of the Exchange 3.000% 2051 Notes, which have been registered under the Securities Act.

The terms of the Exchange Notes to be issued in the Exchange Offers are substantially identical to the terms of the corresponding series of

Restricted Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Restricted Notes will not apply to the Exchange Notes.

To exchange your Restricted Notes, you must properly tender them, and we must accept them. We will accept and exchange all Restricted Notes that you validly tender and do not validly withdraw prior to the expiration of the Exchange Offers. We will issue registered Exchange Notes promptly after the expiration of the Exchange Offers.

Resale of Exchange Notes	Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the Exchange Notes you receive pursuant to the Exchange Offers in exchange for the Restricted Notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes issued in the Exchange Offers in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the Exchange Offers; and

•	you are not an “affiliate” of Shell or Shell Finance US, as defined in Rule 405 of the Securities Act.

By tendering your Restricted Notes as described in “The Exchange Offers—Procedures for Tendering Restricted Notes”, you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes. We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. Shell Finance US has agreed that it will furnish to each broker-dealer in accordance with the Registration Rights Agreement, without charge, as many copies of this prospectus and any amendment and supplement hereto, as such participating broker-dealer may reasonably request in connection with its resale of such Exchange Notes. See “Plan of Distribution”.

Expiration Time	Each of the Exchange Offers will expire at 5:00 p.m., New York City time, on , 2026, or a later date and time to which we extend the expiration date in respect of the applicable Exchange Offer.

Accrued Interest on the Exchange Notes and the Restricted Notes	The Exchange Notes will bear interest from the most recent interest payment date on which interest has been paid on the corresponding Restricted Notes or, if no interest has yet been paid on the corresponding Restricted Note, the corresponding debt security issued by Shell International Finance or BGEC (as applicable) for which such Restricted Note was exchanged. If your Restricted Notes are accepted for exchange, then you will receive interest on the Exchange Notes and not on the Restricted Notes. Any Restricted Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Withdrawal Rights	You may withdraw your tender of Restricted Notes at any time before the Expiration Date for the applicable Exchange Offer. See “The Exchange Offers—Withdrawal of Tenders”.

Conditions to the Exchange Offers	The Exchange Offers are subject to certain conditions, which we may amend or waive at any time with respect to an Exchange Offer. The Exchange Offers are not conditioned upon any minimum principal amount of outstanding Restricted Notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers”.

Procedures for Tendering	If you wish to participate in the Exchange Offers, you must cause the book-entry transfer of your Restricted Notes to the Exchange Agent’s account at DTC and electronically transmit your acceptance of the Exchange Offers through DTC’s Automated Tender Offer Program (“ATOP”) for transfer before the Expiration Time of the Exchange Offers. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. There will be no letter of transmittal for this offer. See “The Exchange Offers—Procedures for Tendering Restricted Notes.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the Exchange Offers. You must tender your Restricted Notes by the Expiration Time in order to participate in the Exchange Offers.

Consequences of Not Exchanging Restricted Notes for Exchange Notes	Restricted Notes that are not tendered in the Exchange Offers or are not accepted for exchange will continue to be subject to transfer restrictions. You will not be able to offer or sell such Restricted Notes unless you are able to rely on an exemption from the requirements of the Securities Act or the Restricted Notes are registered under the Securities Act. After the Exchange Offers are completed, Shell Finance US will no longer have an obligation to register the Restricted Notes, except under limited circumstances. To the extent that Restricted Notes are tendered and accepted in the Exchange Offers, the market for any remaining Restricted Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid”.

Issuance of Exchange Notes	Shell Finance US will issue Exchange Notes in exchange for Restricted Notes tendered and accepted in the Exchange Offers promptly following the applicable Expiration Date. See “The Exchange Offers—Terms of the Exchange Offers”.

Accounting Treatment	We do not expect to recognize any gain or loss for accounting related to the Exchange Offers. We expect to record the expenses of the Exchange Offers as incurred. See “The Exchange Offers— Accounting Treatment”.

U.S. Federal Income Tax Consequences	The exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations”.

Use of Proceeds	We will not receive any proceeds from the Exchange Offers or the issuance of the Exchange Notes.

Exchange Agent, Information Agent	D.F. King & Co., Inc. is serving as the exchange agent and information agent for the Exchange Offers (the “Exchange Agent” or the “Information Agent”).

We may amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

The Exchange Notes

The following summary contains basic information about the Exchange Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Exchange Notes, see “Description of the Exchange Notes and Guarantees.”

Issuer	Shell Finance US Inc. (“Shell Finance US”)

Guarantor	Shell plc (“Shell”)

Exchange Notes Offered

In exchange for the Restricted Notes, we are offering the following Exchange Notes in a total aggregate principal amount that will not be known until after the Expiration Time:

•

3.875% Guaranteed Notes due 2028

•

6.375% Guaranteed Notes due 2038

•

5.500% Guaranteed Notes due 2040

•

5.125% Guaranteed Notes due 2041

•

3.125% Guaranteed Notes due 2049

•

3.000% Guaranteed Notes due 2051

Interest Rates; Interest Payment Dates; Maturity	Each series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as the corresponding series of Restricted Notes for which they are being offered in exchange.

Each Exchange Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding Restricted Note or, if no interest has yet been paid on the corresponding Restricted Note, the corresponding debt security issued by Shell International Finance or BGEC (as applicable) for which such Restricted Note was exchanged. Consequently, holders of Exchange Notes will receive the same interest payments that they would have received had they not exchanged their Restricted Notes in the applicable Exchange Offer.

•

The Exchange 3.875% 2028 Notes will bear interest at 3.875% per annum and mature on November 13, 2028. We will pay interest on the Exchange 3.875% 2028 Notes on May 13 and November 13 of each year.

•

The Exchange 6.375% 2038 Notes will bear interest at 6.375% per annum and mature on December 15, 2038. We will pay interest on the Exchange 6.375% 2038 Notes on June 15 and December 15 of each year.

•

The Exchange 5.500% 2040 Notes will bear interest at 5.500% per annum and mature on March 25, 2040. We will pay interest on the Exchange 5.500% 2040 Notes on March 25 and September 25 of each year.

•

The Exchange 5.125% 2041 Notes will bear interest at 5.125% per annum and mature on October 15, 2041. We will pay interest on the Exchange 5.125% 2041 Notes on April 15 and October 15 of each year.

•

The Exchange 3.125% 2049 Notes will bear interest at 3.125% per annum and mature on November 7, 2049. We will pay interest on the Exchange 3.125% 2049 Notes on May 7 and November 7 of each year.

•

The Exchange 3.000% 2051 Notes will bear interest at 3.000% per annum and mature on November 26, 2051. We will pay interest on the Exchange 3.000% 2051 Notes on May 26 and November 26 of each year.

Optional Redemption of the Exchange Notes

Shell Finance US will have the right to redeem each series of the Exchange Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the Exchange Notes discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Exchange Notes and Guarantees”) plus the applicable Make-Whole Spread (as set forth in the table below) for such series of Exchange Notes, less (b) interest accrued to the applicable date of redemption; and (ii) 100% of the principal amount of the Exchange Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

	Title of Series	Make-Whole Spread
	6.375% Guaranteed Notes due 2038	50 bps
	5.500% Guaranteed Notes due 2040	14 bps
	5.125% Guaranteed Notes due 2041	35 bps

Shell Finance US will have the right to redeem each series of the Exchange Notes listed in the immediately following table at its option, in whole or in part, at any time and from time to time prior to the applicable par call date (as set forth in the table below, the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the Exchange Notes discounted to the applicable redemption date (assuming the Exchange

Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of Exchange Notes, less (b) interest accrued to the applicable date of redemption; and (ii) 100% of the principal amount of the Exchange Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

	Title of Series	Make-Whole Spread	Par Call Date
	3.875% Guaranteed Notes due 2028	15 bps	August 13, 2028
	3.125% Guaranteed Notes due 2049	15 bps	May 7, 2049
	3.000% Guaranteed Notes due 2051	20 bps	May 26, 2051

On or after the applicable Par Call Date, Shell Finance US will have the right to redeem each series of the Exchange Notes listed in the table immediately above, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the applicable series of the Exchange Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable date of redemption.

In no event shall the Trustee or Paying Agent be responsible for determining the redemption price.

See “Description of the Exchange Notes and Guarantees—Redemption—Optional Redemption” for further detail.

Guarantee	The Exchange Notes will be fully and unconditionally guaranteed (the “Guarantees”) by Shell (the “Guarantor”) as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.

Tax Redemption	In the event of tax law changes that require us to pay additional amounts as described under “Description of the Exchange Notes and Guarantees—Redemption—Optional Tax Redemption,” we may call the Exchange Notes for redemption, in whole but not in part, prior to maturity.

Substitution	We may cause Shell or any subsidiary of Shell to assume the obligations of Shell Finance US under the Exchange Notes. Additionally, should any entity become the 100% owner of Shell, such entity may assume the obligations of Shell. U.S. tax implications of these provisions to holders are described under “Risk Factors—Risks Relating to the Exchange Notes—The substitution of the obligor on a particular series of Exchange Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such Exchange Notes that you hold.”

Denominations	We will issue the Exchange Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing	We intend to apply to list the Exchange Notes on the NYSE. There can be no assurance that any series of Exchange Notes will be listed on the NYSE or as to the development or liquidity of any market for the Exchange Notes.

Form and Settlement	The Exchange Notes will be issued only in registered, book-entry form. There will be global notes deposited with a common depositary for DTC representing the Exchange Notes. Beneficial interests in Exchange Notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. See “Description of the Exchange Notes and Guarantees—Book-Entry Form.”

Separate Series; Further Issues	Each series of Exchange Notes will constitute a separate series of debt securities under the Shell Finance US Indenture. Each such series of Exchange Notes will be part of the same series of the applicable series of Restricted Notes under the Shell Finance US Indenture. The Shell Finance US Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and we may, without the consent of the holders of the Exchange Notes, issue additional debt securities, including additional Exchange Notes, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Exchange Notes described in this prospectus (except for the price to public, issue date, and in some cases, the first interest payment date). If we reopen any series of Exchange Notes and issue additional notes, such additional notes will constitute part of a single series of debt securities consisting of such additional notes along with the related series of Exchange Notes offered hereby.

Governing Law	The Shell Finance US Indenture is, and the Exchange Notes and the Guarantees will be, governed by and construed in accordance with the laws of the State of New York.

Trustee and Paying Agent	The trustee for the Exchange Notes will be Deutsche Bank Trust Company Americas (“Trustee”).

Risk Factors	For certain risks related to the Exchange Notes and the Exchange Offers, please read the section entitled “Risk Factors” beginning on page 10 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before exchanging any series of Restricted Notes in the Exchange Offers.

RISK FACTORS

Participation in the Exchange Offers involves a high degree of risk, including, but not limited to, the risks described below. In addition, you should carefully consider, among other things, the risks described in the documents incorporated by reference into this prospectus. The risks and uncertainties described below and in the foregoing documents are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the Exchange Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks relating to the Shell Group’s business

You should read “Risk Factors” in the 2025 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Exchange Notes

Because Shell is a holding company and conducts its operations through subsidiaries, your right to receive payments on the Guarantees issued by Shell will be structurally subordinated to the liabilities of its subsidiaries.

Shell is organized as a holding company, and substantially all of its operations are carried out through subsidiaries of Shell. Shell’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Payments to Shell by its subsidiaries and affiliated companies will be contingent upon the earnings of those entities and the ability of those entities to pay dividends from profits available for distribution and make other payments to Shell is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which those entities are currently or may in the future become a party. Shell’s subsidiaries will not be guarantors of the Exchange Notes. Claims of the creditors of Shell’s subsidiaries will have priority as to the assets of such subsidiaries over the claims of Shell. Consequently, in the event of insolvency of Shell, the claims of holders of the Exchange Notes under the Guarantees would be structurally subordinated to the prior claims of the creditors of subsidiaries of Shell.

Because the Exchange Notes will be unsecured, your right to receive payments may be adversely affected.

The Exchange Notes will be unsecured. If Shell Finance US defaults on the Exchange Notes or Shell defaults on the Guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Shell Finance US or Shell have granted security interests over their assets to secure other debts, the proceeds from the sale of the assets that secure these debts will be used to satisfy the obligations under that secured debt before Shell Finance US or Shell could use such proceeds to make payment on the Exchange Notes or the Guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would rank equally in right of payment with all unsecured indebtedness that is not subordinated to such secured debt, including the Exchange Notes. In addition, Shell Finance US or Shell may have to satisfy obligations mandatorily preferred by law applying to companies generally before Shell Finance US or Shell could make payments on the Exchange Notes or the Guarantees, respectively.

The Exchange Notes lack a developed trading market, and such a market may never develop or be sustained.

Although we intend to apply to list the Exchange Notes on the NYSE, there can be no assurance that any series of Exchange Notes will be listed or as to the development or liquidity of any market for the Exchange Notes.

There can also be no assurance regarding the ability of holders of Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. If a trading market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the Exchange Notes, in each case depending on many factors, including, among other things, prevailing interest rates, Shell’s financial results, any change in Shell’s credit-worthiness and the market for similar securities.

The substitution of the obligor on a particular series of Exchange Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such Exchange Notes that you hold.

We will have the right to cause Shell or any of its subsidiaries to assume the obligations of Shell Finance US under any series of the Exchange Notes as described in “Description of the Exchange Notes and Guarantees—Substitution of Shell Finance US as Issuer” below. In addition, an entity that becomes the owner of 100% of the voting stock of Shell may assume the obligations of Shell with respect to one or more series of the Exchange Notes as described in “Description of the Exchange Notes and Guarantees—Consolidation, Merger and Sale of Assets” below. Under U.S. tax law, the change in the obligor on the Exchange Notes under these provisions could be treated as a disposition of any such Exchange Notes that you hold, resulting in your realization of gain or loss on the Exchange Notes even though you continue to hold the Exchange Notes and receive no distribution in connection with the deemed disposition.

The ability of Shell Finance US to satisfy its obligations in respect of the Exchange Notes is dependent on other members of the Shell Group.

Shell Finance US is a special purpose financing vehicle that was formed for the purpose of raising debt for the Shell Group. Shell Finance US conducts no business or revenue-generating operations of its own. The primary business of Shell Finance US is the raising of money for the purpose of on-lending to other members of the Shell Group. The ability of Shell Finance US to satisfy its obligations in respect of the Exchange Notes, including the payment of principal and interest, will depend on payments made to Shell Finance US by Shell and other subsidiaries in the Shell Group in respect of loans and advances made by Shell Finance US as applicable.

The Shell Finance US Indenture does not restrict the amount of additional indebtedness that we may incur.

The Exchange Notes will not, and the Shell Finance US Indenture under which the Exchange Notes will be issued does not, place any limitation on the amount of indebtedness that may be incurred by the Shell Group. Incurrence of additional indebtedness by the Shell Group may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for Shell Finance US or Shell to satisfy its obligations with respect to the Exchange Notes, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the Exchange Notes in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your Exchange Notes, if any, and increasing the risk that the credit rating of the Exchange Notes is lowered or withdrawn.

Risks Relating to the Exchange Offers

If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.

Restricted Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and other applicable securities laws. We will issue Exchange Notes in exchange for the Restricted Notes pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers-Conditions to the Exchange Offers” and “The Exchange Offers-Procedures for Tendering Restricted Notes”. These procedures and conditions include timely receipt by the Exchange Agent of such Restricted Notes (or a confirmation of book-entry transfer).

Your ability to sell your Restricted Notes may be significantly more limited and the price at which you may be able to sell your Restricted Notes may be significantly lower if you do not exchange them for registered Exchange Notes in the Exchange Offers.

To the extent that Restricted Notes are exchanged in the Exchange Offers, the trading market for the Restricted Notes that remain outstanding may be significantly more limited. As a result, the liquidity of the Restricted Notes not tendered for exchange in the Exchange Offers could be adversely affected. The extent of the market for Restricted Notes will depend upon a number of factors, including the number of holders of Restricted Notes remaining outstanding and the interest of securities firms in maintaining a market in the Restricted Notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for Restricted Notes that are not exchanged in the Exchange Offers may be affected adversely to the extent that Restricted Notes exchanged in the Exchange Offers reduce the float. The reduced float also may make the trading price of the Restricted Notes that are not exchanged more volatile.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Restricted Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Restricted Notes in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

You may not receive Exchange Notes in the Exchange Offers if the applicable procedures for the Exchange Offers are not followed.

We will issue the Exchange Notes in exchange for your Restricted Notes only if you tender (and do not validly withdraw) your Restricted Notes and deliver properly completed documentation for the applicable Exchange Offer. For any Exchange Offer relating to Restricted Notes, you must electronically transmit your acceptance through DTC’s ATOP and deliver any other required documents to the Exchange Agent before expiration of the Exchange Offers. There will be no letter of transmittal for the Exchange Offers. See “The Exchange Offers—Procedures for Tendering Restricted Notes” for a description of the procedures to be followed to tender your Restricted Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of the Issuer, the Exchange Agent, or the Information Agent or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange.

USE OF PROCEEDS

We will not receive any proceeds from the exchanges of the Exchange Notes for the Restricted Notes pursuant to the Exchange Offers. In exchange for issuing the Exchange Notes, we will receive the tendered Restricted Notes, the terms of which are identical in all material respects to the Exchange Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the Registration Rights Agreement. The Restricted Notes surrendered in connection with the Exchange Offers will be retired and cancelled. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers; Registration Rights

In connection with the issuance of the Restricted Notes, Shell Finance US and Shell entered into the Registration Rights Agreement with the representatives of the dealer managers, dated December 8, 2025. In the Registration Rights Agreement, Shell and Shell Finance US agreed to, at their expense, for the benefit of the holders of the Restricted Notes:

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use their commercially reasonable efforts to (i) cause to be filed an exchange offer registration statement on the appropriate form under the Securities Act, as selected by Shell Finance US, covering an offer to the holders to exchange all Restricted Notes for a like aggregate principal amount of Exchange Notes and (ii) have such exchange offer registration statement become effective on or before the Target Registration Date (which is 365 days after the date of the Registration Rights Agreement, subject to extension for any day on which the SEC is not fully operational due to the failure of the U.S. Congress to pass relevant appropriation legislation);

•

commence the Exchange Offer promptly after (but in no event later than 30 days after) the exchange offer registration statement is declared effective by the SEC, and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date; and

•	keep the exchange offer open for not less than 20 business days from the date the related prospectus is mailed and/or electronically delivered to holders.

We are making the Exchange Offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is an “affiliate” of Shell Finance US or Shell within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offers to distribute such Exchange Notes following completion of the Exchange Offers, and, to the best of our information and belief, we are not aware of any person that will participate in the Exchange Offers with a view to distribute the Exchange Notes. A holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offers for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes and that it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined under the Securities

Act, of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

In the event that (i) we determine that the exchange offer registration statement is not available or the Exchange Offer may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, or (ii) for any reason, we do not consummate the Exchange Offer by the later of the Target Registration Date and the date Shell Finance US receives a written request (“Shelf Request”) from any holder representing that it holds Restricted Notes that are or were ineligible to be exchanged in the Exchange Offer, then we will use our commercially reasonable efforts to cause to be filed and become effective, as soon as practicable after such determination, date or Shelf Request, as the case may be, a shelf registration statement on the appropriate form under the Securities Act providing for the sale of all the Restricted Notes by the holders thereof. We have agreed to use our commercially reasonable efforts to keep the shelf registration statement continuously effective until the date on which the Notes covered thereby cease to be Restricted Notes (“Shelf Effectiveness Period”).

No holder will be entitled to have any Restricted Notes included in any shelf registration statement, or entitled to use the prospectus forming a part of such shelf registration statement, until such holder shall have delivered a completed and signed notice and questionnaire and provided such other information regarding such holder to us as contemplated by the Registration Rights Agreement. We will, in the event that a shelf registration statement is filed, provide to each participating holder whose notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder, including certain indemnification rights and obligations.

If a Registration Default occurs with respect to a series of Restricted Notes, the interest rate on the Restricted Notes (and only the Restricted Notes) of such series will be increased by 0.25% per annum immediately following the occurrence of any Registration Default. A “Registration Default” occurs if: (1) the exchange offer registration statement is not deemed effective on or prior to the Target Registration Date; (2) the Exchange Offer is not consummated prior to the Target Registration Date and, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the later of (x) the Target Registration Date and (y) 60 days after delivery of the applicable Shelf Request; or (3) if a shelf registration statement is required and after being declared effective, such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Restricted Notes (a) on more than two occasions of at least 30 consecutive days during the Shelf Effectiveness Period or (b) at any time in any 12-month period and such failure to remain effective or usable exists for more than 120 days (whether or not consecutive) in any 12-month period. Each of the foregoing time periods will be extended for each day (if any) after the date of the Registration Rights Agreement that the SEC is not fully operational due to the failure of the U.S. Congress to pass relevant appropriation legislation. Such additional interest shall accrue from and including the date that the applicable Registration Default occurs and is continuing to but excluding the date that such Registration Default ends. Any amounts of additional interest due will be payable in cash on the regular interest payment dates of the Notes.

Pursuant to the Registration Rights Agreement, each Restricted Note of a series will constitute a “registrable security” until the earliest to occur of the following: (i) when a registration statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such Notes cease to be outstanding, (iii) when such Notes have been resold pursuant to Rule 144 (or any successor provision) under the Securities Act (but not Rule 144A), provided that we shall have removed or caused to be removed any restrictive legend on such Notes, or (iv) the date that is three years after the date of the Registration Rights Agreement.

The Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreement. The summary of the Registration Rights Agreement is not complete. You are encouraged to read the full text of the Registration Rights Agreement, which has been filed as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offers

We are offering to exchange:

•	up to $920,732,000 aggregate principal amount of the Exchange 3.875% 2028 Notes which have been registered under the Securities Act for a like amount of the unregistered Restricted 3.875% 2028 Notes,

•

up to $2,063,148,000 aggregate principal amount of the Exchange 6.375% 2038 Notes which have been registered under the Securities Act for a like principal amount of the unregistered Restricted 6.375% 2038 Notes,

•

up to $802,108,000 aggregate principal amount of the Exchange 5.500% 2040 Notes which have been registered under the Securities Act for a like principal amount of the unregistered Restricted 5.500% 2040 Notes,

•

up to $691,199,000 aggregate principal amount of the Exchange 5.125% 2041 Notes which have been registered under the Securities Act for a like principal amount of the unregistered Restricted 5.125% 2041 Notes,

•

up to $993,714,000 aggregate principal amount of the Exchange 3.125% 2049 Notes which have been registered under the Securities Act for a like principal amount of the unregistered Restricted 3.125% 2049 Notes, and

•

up to $876,828,000 aggregate principal amount of the Exchange 3.000% 2051 Notes which have been registered under the Securities Act for a like principal amount of the unregistered Restricted 3.000% 2051 Notes.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept all Restricted Notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the Exchange Offers. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Restricted Notes we accept in the Exchange Offers. Holders may tender some or all of their Restricted Notes pursuant to the Exchange Offers in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Exchange Offers are not conditioned upon any minimum amount of Restricted Notes being tendered.

The form and terms of the Exchange Notes will be the same as the form and terms of the Restricted Notes, except that:

•	the Exchange Notes will have a different CUSIP number from the Restricted Notes;

•	the Exchange Notes will be registered under the Securities Act and thus will not be subject to the restrictions on transfer or bear legends restricting their transfer;

•	the Exchange Notes will not be subject to the registration rights relating to the Restricted Notes; and

•	the Exchange Notes will not provide for the payment of additional interest under circumstances relating to the timing of the Exchange Offers.

The Exchange Notes will evidence the same debt as the Restricted Notes and will be issued under, and be entitled to the benefits of, the Indenture governing the Restricted Notes. The Exchange Notes will accrue interest from the most recent date to which interest has been paid on the Restricted Notes or, if no interest has yet been paid on the corresponding Restricted Note, the corresponding debt security issued by Shell International Finance or BGEC (as applicable) for which such Restricted Note was exchanged. Accordingly, registered holders of Exchange Notes on the record date for the first interest payment date following the completion of the Exchange Offers will receive interest accrued from the most recent date to which interest has been paid on the Restricted Notes. However, if that record date occurs prior to completion of the Exchange Offers, then the interest payable on the first interest payment date following the completion of the Exchange Offers will be paid to the registered holders of the Restricted Notes on that record date.

In connection with the Exchange Offers, you do not have any appraisal or dissenters’ rights. We intend to conduct the Exchange Offers in accordance with the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. The Exchange Offers are not being made to, nor will we accept tenders for exchange from, a holder of the Restricted Notes in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of the jurisdiction.

We will be deemed to have accepted validly tendered Restricted Notes when we have given oral or written notice of our acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If we do not accept any tendered Restricted Notes because of an invalid tender or for any other reason, then we will return any unaccepted Restricted Notes without expense to the tendering holder as promptly as practicable after the expiration date.

Resale of the Exchange Notes

Based on interpretations of the staff of the SEC, as set forth in no action letters to third parties, we believe that Exchange Notes issued under the Exchange Offers in exchange for Restricted Notes may be offered for resale, resold and otherwise transferred by any Restricted Note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

•	the Exchange Notes are acquired in the ordinary course of the holder’s business;

•	the holder does not intend to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•	the holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act.

Any holder who exchanges Restricted Notes in the Exchange Offers with the intention of participating in any manner in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

With regard to broker-dealers, only broker-dealers that acquire the Restricted Notes as a result of market-making activities or other trading activities may participate in the Exchange Offers. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the date on which the registration statement, of which this prospectus forms a part, has been declared effective, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Expiration Time

The “Expiration Time” is 5:00 p.m., New York City time, on    , 2026, unless extended by us in our sole and absolute discretion, in which case the Expiration Time will be such time and date to which the Expiration Time is extended.

We may extend the Expiration Time for any reason, subject to applicable law, as further described in “— Extensions; Amendments; Waiver; Termination” below.

Settlement Date

If, as of the Expiration Time, all conditions have been or are concurrently satisfied or, where permitted, waived by us, the Issuer will issue Exchange Notes in book-entry form promptly on the “Settlement Date” (which is expected to be the third business day immediately following the Expiration Time), in exchange for all Restricted Notes validly tendered and accepted prior to the Expiration Time, other than any Restricted Notes validly withdrawn prior to the Expiration Time.

We will be deemed to have accepted validly tendered Restricted Notes that were not validly withdrawn, subject to the conditions described herein, if and when we have given oral or written notice thereof to the Exchange Agent. Subject to the terms and conditions of the Exchange Offers, delivery of Exchange Notes in connection with the exchange of Restricted Notes accepted by us will be made by the Exchange Agent on the Settlement Date upon receipt of such notice. The Exchange Agent will act as agent for participating holders of the Restricted Notes for the purpose of accepting Restricted Notes from, and transmitting Exchange Notes to, such holders. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Restricted Notes are validly withdrawn prior to the Expiration Time of the Exchange Offers, such unaccepted or withdrawn Restricted Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the Exchange Offers.

Conditions to the Exchange Offers

Holders must validly tender (and not validly withdraw) the Restricted Notes in at least the minimum denomination of $1,000. The Exchange Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. We will not accept tenders of Restricted Notes if such tender would result in the holder thereof receiving in the applicable Exchange Offer an amount of Exchange Notes below the applicable minimum denomination.

Notwithstanding any other term of the Exchange Offers, we will not be required to accept for exchange, or to exchange Exchange Notes for, any Restricted Notes if:

•	the Exchange Offers, or the making of any exchange by a holder of Restricted Notes, would violate any applicable law or applicable interpretation by the staff of the SEC;

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offers which, in our reasonable judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offers;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the Exchange Offers as contemplated by this prospectus;

•

any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the Exchange Offers;

•

any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the Exchange Notes or the Restricted Notes or the value of the Exchange Offers to us; or

•

there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; (ii) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by such Exchange Offer; (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the case of any of the foregoing existing at the time of the commencement of such Exchange Offer, a material acceleration or worsening thereof.

Extensions; Amendments; Waiver; Termination

We may extend the Expiration Time for any reason, subject to applicable law. We will extend the Exchange Offers as required by applicable law, subject to our right to terminate one, some or all of the Exchange Offers under applicable law. To extend the Expiration Time, we will notify the Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time, as applicable. Such announcement will state that we are extending the Expiration Time, as the case may be, for a specified period or on a daily basis. During any such extension, all Restricted Notes previously tendered in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us.

The conditions described above under “—Conditions to the Exchange Offers” are for our sole benefit and, subject to applicable law, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Restricted Notes to challenge such determination in a court of competent jurisdiction.

If any of the conditions described above under “—Conditions to the Exchange Offers” is not satisfied at or prior to the Expiration Time, we may, at any time before the consummation of the Exchange Offers:

(1)

terminate any one or more of the Exchange Offers and promptly return all tendered Restricted Notes to the holders thereof (whether or not we terminate the other Exchange Offers) in accordance with applicable law;

(2)

modify, extend or otherwise amend any one or more of the Exchange Offers and retain all tendered Restricted Notes until the Expiration Time of the Exchange Offers, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders”); or

(3)

waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the Exchange Offers and accept all Restricted Notes tendered and not previously validly withdrawn with respect to any or all series of Restricted Notes.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the Exchange Offers for each series of Restricted Notes to:

(1)	delay accepting any validly tendered Restricted Notes that were not validly withdrawn,

(2)	extend one, some or all of the Exchange Offers, or

(3)

amend, modify or waive at any time, or from time to time, the terms of the Exchange Offers in any respect, including waiver of any conditions to consummation of the Exchange Offers in whole or in part.

Subject to the qualifications described above, if we exercise any such right, we will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the Exchange Offers, or waiver of any condition to any of the Exchange Offers, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the Exchange Offers will remain open following material changes in the terms of the Exchange Offers or in the information concerning the Exchange Offers will depend upon the facts and circumstances of such change, including the relative materiality of the changes. In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered, the relevant Exchange Offers will remain open for a minimum ten business-day period commencing on the date that the notice of such change is first published or sent to holders of the Restricted Notes.

If the registration statement of which this prospectus forms a part or the terms of the Exchange Offers are changed or amended in a manner determined by us to constitute a material change, we will promptly disclose any such change or amendment in a manner reasonably calculated to inform holders of the Restricted Notes of such amendment, and will extend the relevant Exchange Offers with, for the avoidance of doubt, withdrawal rights continuing to apply during any such extension.

Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offers, and we reserve the right to terminate, withdraw, amend or waive any condition to each Exchange Offer independently of the other Exchange Offers at any time and from time to time, as described in this prospectus.

Procedures for Tendering Restricted Notes

If you hold Restricted Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Restricted Notes using the procedures described in this prospectus.

The procedures by which you may tender or cause to be tendered Restricted Notes will depend upon the manner in which you hold the Restricted Notes, as described below.

Restricted Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Restricted Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Restricted Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Restricted Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Restricted Notes at DTC for purposes of the Exchange Offers.

Restricted Notes may be tendered and accepted for payment only in principal amounts equal to the minimum authorized denomination for the respective series of Restricted Notes and any integral multiple of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Restricted Notes must continue to hold Restricted Notes in at least the minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

Any DTC participant may tender Restricted Notes by effecting a book-entry transfer of the Restricted Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC and electronically transmitting its acceptance of the Exchange Offers through DTC’s ATOP procedures for transfer before the Expiration Time of the Exchange Offers. There will be no letter of transmittal for this offer.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Restricted Notes that the participant has received and agrees to be bound by the terms of the Exchange Offers (as set forth in this prospectus) and that we may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Time of the Exchange Offers.

The agent’s message and any other required documents must be transmitted to and received by the Exchange Agent prior to the Expiration Time at the address set forth on the back cover of this prospectus. Delivery of these documents to DTC does not constitute delivery to the Exchange Agent.

Restricted Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Restricted Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Restricted Notes—Restricted Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offers. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Expiration Time in order for such entity to tender Restricted Notes on your behalf on or prior to the Expiration Time in accordance with the terms of the Exchange Offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offers under the terms of this prospectus. Tendering holders must tender their Restricted Notes in accordance with the procedures set forth above.

Withdrawal of Tenders

Tenders of Restricted Notes in connection with any Exchange Offer may be withdrawn at any time prior to the Expiration Time of the particular Exchange Offer. Tenders of Restricted Notes may not be withdrawn at any time thereafter.

Beneficial owners desiring to withdraw Restricted Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Restricted Notes. In order to withdraw Restricted Notes previously tendered, a DTC participant may, prior to the Expiration Time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering notice of withdrawal of such instruction to the Exchange Agent by mail, hand delivery or facsimile transmission. The notice of withdrawal must contain the name and number of the DTC participant, the series of Restricted Notes subject to the notice and the principal amount of each series of Restricted Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Restricted Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

For a withdrawal to be effective for Euroclear or Clearstream participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from Euroclear or Clearstream. Any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream and otherwise comply with the procedures of Euroclear or Clearstream as applicable.

Withdrawals of tenders of Restricted Notes may not be rescinded and any Restricted Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offers. Properly withdrawn Restricted Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Time.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Restricted Notes in the Exchange Offers will be determined by us, in our sole discretion, and our determination will be final and binding, subject to any challenge thereof by a holder in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Restricted Notes in the Exchange Offers, and our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties, subject to any challenge thereof by a holder in a court of competent jurisdiction. None of the Shell Group (including the Issuer), the Exchange Agent, the Information Agent, or the Trustee, or any other person, will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Restricted Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Restricted Notes received by the Exchange Agent in connection with any Exchange Offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the participant who delivered such Restricted Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant, in either case promptly after the Expiration Time of the applicable Exchange Offer or the withdrawal or termination of the applicable Exchange Offer.

We may also in the future seek to acquire untendered Restricted Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these Exchange Offers.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Restricted Notes to us in the Exchange Offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If the tendering holder does not provide us with satisfactory evidence of payment of or exemption from those transfer taxes, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Restricted Notes tendered by such holder.

Accounting Treatment

We will record the Exchange Notes at the same carrying values as the Restricted Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss on the exchange of notes. We will amortize the expenses of the Exchange Offers over the term of the Exchange Notes.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the Exchange Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Restricted Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus. We will pay the Exchange Agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

D.F. King & Co., Inc. has also been appointed as the Information Agent for the Exchange Offers, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the Information Agent at the address and telephone number set forth on the back cover of this prospectus. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

Other Fees and Expenses

The expenses of soliciting tenders with respect to the Restricted Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by officers and other employees of the Shell Group and its affiliates.

If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE EXCHANGE NOTES AND GUARANTEES

For purposes of this section “Description of the Exchange Notes and Guarantees,” unless we state otherwise or the context clearly indicates otherwise, all references to “Shell” mean Shell plc only and all references to “Shell Finance US” mean Shell Finance US Inc. only. The terms of the Exchange Notes will include those stated in the Shell Finance US Indenture and those made part of the Shell Finance US Indenture by reference to the U.S. Trust Indenture Act. The following is a summary of the material provisions of the Shell Finance US Indenture and the Exchange Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the Shell Finance US Indenture in its entirety. See “Where You Can Find More Information.” All capitalized terms used but not defined herein are as defined in the Shell Finance US Indenture.

Each series of Exchange Notes will be part of the same series of the applicable series of Restricted Notes. Any Restricted Notes not tendered in the Exchange Offers will remain outstanding after the consummation of the Exchange Offers. The terms of each series of Exchange Notes will be substantially identical to the terms of the applicable series of Restricted Notes, except (i) the Exchange Notes will be registered under the Securities Act, (ii) the transfer restrictions and registration rights applicable to the Restricted Notes will not apply to the Exchange Notes, and (iii) the Exchange Notes will not contain provisions relating to additional interest relating to our registration obligations.

General

The Exchange Notes will be issued by Shell Finance US Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by Shell plc (the “Guarantor”). Each series of Exchange Notes offered in exchange for Restricted Notes will have the same interest rate, maturity date, optional redemption provisions and interest payment dates as the corresponding series of Restricted Notes and other terms that are substantially identical to the corresponding series of Restricted Notes. Application will be made to list each series of Exchange Notes on the New York Stock Exchange. There can be no assurance that any series of Exchange Notes will be listed or as to the development or liquidity of any market for the Exchange Notes.

Each series of the Exchange Notes will be issued under an indenture among the Issuer, the Guarantor and the Trustee (the “Shell Finance US Indenture”). The Shell Finance US Indenture is by its terms subject to and governed by the Trust Indenture Act.

The Exchange Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The Exchange Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The Exchange Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes do not provide for any sinking fund. The Exchange Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

For purposes of the Exchange Notes, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Interest on the Exchange Notes

•	The Exchange 3.875% 2028 Notes will bear interest at 3.875% per annum and mature on November 13, 2028.

•	The Exchange 6.375% 2038 Notes will bear interest at 6.375% per annum and mature on December 15, 2038.

•	The Exchange 5.500% 2040 Notes will bear interest at 5.500% per annum and mature on March 25, 2040.

•	The Exchange 5.125% 2041 Notes will bear interest at 5.125% per annum and mature on October 15, 2041.

•	The Exchange 3.125% 2049 Notes will bear interest at 3.125% per annum and mature on November 7, 2049.

•	The Exchange 3.000% 2051 Notes will bear interest at 3.000% per annum and mature on November 26, 2051.

The “Interest Payment Dates” and the “Record Dates” for each series of Exchange Notes are shown in the table below.

Title of Series	Interest Rate	Interest Payment Dates	Record Dates
3.875% Guaranteed Notes due 2028	3.875%	May 13 and November 13	April 28 and October 29
6.375% Guaranteed Notes due 2038	6.375%	June 15 and December 15	June 1 and December 1
5.500% Guaranteed Notes due 2040	5.500%	March 25 and September 25	September 10 and March 10
5.125% Guaranteed Notes due 2041	5.125%	April 15 and October 15	April 1 and October 1
3.125% Guaranteed Notes due 2049	3.125%	May 7 and November 7	April 22 and October 23
3.000% Guaranteed Notes due 2051	3.000%	May 26 and November 26	May 11 and November 11

Additional Notes

Each series of the Exchange Notes will constitute a separate series of notes under the Shell Finance US Indenture. Each series of the Exchange Notes will be issued in an initial aggregate principal amount not to exceed the outstanding principal amount of the relevant series of Restricted Notes. The Issuer may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Shell Finance US Indenture and in accordance with applicable laws and regulations, additional Exchange Notes (the “Additional Notes”) maturing on the same maturity date as the other Exchange Notes of a series and having the same terms under the Shell Finance US Indenture (including with respect to the Guarantor and the Guarantees) as the previously outstanding Exchange Notes of that series in all respects (or in all respects except for issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Exchange Notes of that series, provided that Additional Notes of any series that have the same CUSIP, ISIN or other identifying number as the outstanding Exchange Notes of that series must be fungible for U.S. federal tax purposes with all outstanding Exchange Notes of the same series. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Shell Finance US Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Exchange Notes.

Guarantees

Shell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance US in respect of the Exchange Notes when and as the payment becomes due and payable, whether at maturity or otherwise. The Guarantees will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance US in respect of an Exchange Note, the holder of that Exchange Note may institute legal proceedings directly against Shell to enforce the Guarantees without first proceeding against Shell Finance US or exhausting any other remedies which such holder may have and without resorting to any other security held by it. The Guarantees will rank equally with all of Shell’s other unsecured and unsubordinated debt from time to time outstanding. Because Shell is a holding company, the guarantee will effectively rank junior to any indebtedness of Shell’s subsidiaries.

Redemption

Optional Redemption

Shell Finance US will have the right to redeem each series of the Exchange Notes listed in the immediately following table at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the Exchange Notes discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of Exchange Notes, less (b) interest accrued to the applicable date of redemption; and

(2) 100% of the principal amount of the Exchange Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Title of Series	Make-Whole Spread
6.375% Guaranteed Notes due 2038	50 bps
5.500% Guaranteed Notes due 2040	14 bps
5.125% Guaranteed Notes due 2041	35 bps

“Treasury Rate” means, with respect to any redemption date for any series of Exchange Notes listed in the table immediately above, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, Shell Finance US shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the Exchange Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the maturity date of the Exchange Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the Exchange Notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the Exchange Notes, but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the Exchange Notes, one with a maturity date preceding the maturity date of the Exchange Notes and one with a maturity date following the maturity date of the Exchange Notes, we shall select the United States Treasury security with a maturity date preceding the maturity date of the Exchange Notes. If there are two or more United States Treasury securities maturing on the maturity date of the Exchange Notes, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Shell Finance US will have the right to redeem each series of the Exchange Notes listed in the immediately following table at its option, in whole or in part, at any time and from time to time prior to the applicable par call date (as set forth in the table below, the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the Exchange Notes discounted to the applicable redemption date (assuming the Exchange Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of Exchange Notes, less (b) interest accrued to the applicable date of redemption; and

(2) 100% of the principal amount of the Exchange Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Title of Series	Make-Whole Spread	Par Call Date
3.875% Guaranteed Notes due 2028	15 bps	August 13, 2028
3.125% Guaranteed Notes due 2049	15 bps	May 7, 2049
3.000% Guaranteed Notes due 2051	20 bps	May 26, 2051

On or after the applicable Par Call Date, Shell Finance US has the right to redeem each series of the Exchange Notes listed in the table immediately above, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the applicable series of the Exchange Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable date of redemption.

“Treasury Rate” means, with respect to any redemption date for any series of Exchange Notes listed in the table immediately above, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, Shell Finance US shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed, with a copy to the Trustee.

For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of DTC (or such other depositary). Under current DTC policies and procedures, a partial redemption will be treated as a pro rata pass-through distribution of principal.

Once notice of redemption is given to holders, Exchange Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become due and payable on the applicable redemption date and at the applicable redemption price. Unless Shell Finance US defaults in payment of the applicable redemption price, and Shell defaults in payment under its Guarantee, on and after the applicable redemption date of Exchange Notes of a series, interest will cease to accrue on such notes or any portions thereof called for redemption.

Optional Tax Redemption

We will have the option to redeem each series of the Exchange Notes in the two situations described below. The redemption price for the Exchange Notes will be equal to the principal amount of the applicable series of the Exchange Notes being redeemed plus accrued (but unpaid) interest and any additional amounts due on the applicable date fixed for redemption. Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed, with a copy to the Trustee.

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

•	Shell would be required to pay additional amounts as described herein under “—Payment of Additional Amounts”; or

•	Shell or any of its subsidiaries would have to deduct or withhold tax on any payment to the Issuer to enable it to make a payment of principal or interest on the Exchange Notes.

This applies only in the case of changes, executions or amendments that occur on or after November 3, 2025.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where a person assumes the obligations of Shell or Shell Finance US, as described herein under “—Consolidation, Merger and Sale of Assets” and “—Substitution of Shell Finance US as Issuer,” and is required to pay additional amounts. Other than in the case of a Voluntary Assumption (as defined below under “—Consolidation, Merger and Sale of Assets”), we would have the option to redeem the Exchange Notes even if we are required to pay additional amounts immediately after such assumption. In addition, in all the circumstances described above, including a Voluntary Assumption, we would have the option to redeem the Exchange Notes if we are required to pay additional amounts as a result of a change in, execution of or amendment to any laws or treaties or official application of any law or treaty that occurs after such assumption. Additionally, we would not be required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

The government of any jurisdiction where Shell is resident may require Shell to withhold or deduct amounts from amounts to be paid under the Guarantees for taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, Shell may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the Exchange Note to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction. Shell will not have to pay additional amounts under any of the following circumstances (including any combination of the following):

•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•

The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the Exchange Note or Guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

○	is or has been a citizen or resident of the jurisdiction;

○	is or has been engaged in trade or business in the jurisdiction; or

○	has or had a permanent establishment in the jurisdiction.

•

The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the Exchange Note, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or other entity, or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Exchange Notes. The amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described in the previous sentence own in such holder.

•

The tax or governmental charge is imposed due to the presentation of an Exchange Note, if presentation is required, for payment on a date more than 30 days after the Exchange Note became due or after the payment was provided for.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

•

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to make a declaration (of non-residence or other similar claim for exemption) or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•

The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any request by Shell to provide information about the nationality, residence or identity of the holder or beneficial owner.

•	The withholding or deduction is imposed on a payment to a holder or beneficial owner who could have avoided such withholding or deduction by presenting its Exchange Notes to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Shell is resident.

Consolidation, Merger and Sale of Assets

The Shell Finance US Indenture generally permits a consolidation, merger or similar transaction involving Shell or Shell Finance US. The Shell Finance US Indenture also permits Shell or Shell Finance US to transfer or dispose of all or substantially all of their assets. Each of Shell and Shell Finance US will agree, however, that it will not consolidate with or merge into any entity (other than, with respect to Shell Finance US, Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell Finance US, Shell) if, immediately after giving effect to such transaction or transactions, an event of default, or an event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and unless:

•	it is the continuing entity; or

•

if it is not the continuing entity, (i) the resulting entity or transferee assumes the performance of its covenants and obligations under the Shell Finance US Indenture and, in the case of Shell Finance US, the due and punctual payments on the Exchange Notes or, in the case of Shell, the performance of the related Guarantees and (ii)(x) in the case of Shell, the resulting entity or transferee shall be an entity organized and existing under the laws of the U.S. or England and Wales, or the country in which it is organized shall be a member of the Organization for Economic Cooperation and Development (or any successor); or if the resulting entity or transferee is not an entity organized and existing under the laws of the U.S. or England and Wales, the resulting entity or transferee shall agree in a supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” above with respect to taxes imposed in its jurisdiction of residence, or (y) in the case of Shell Finance US, the resulting entity or transferee shall be a U.S. entity or if the resulting entity or transferee is not a U.S. entity, the resulting entity or transferee shall agree in a supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” above with respect to taxes imposed in its jurisdiction of residence. If a successor to Shell or Shell Finance US is required to agree in a supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” with respect to taxes imposed in its jurisdiction of residence as described above, such successor shall be entitled to a redemption option comparable to that described under “—Redemption—Optional Tax Redemption.”

Additionally, in the event that any entity shall become the owner of 100% of the voting stock of Shell, such entity may, but is not obligated to, assume the performance of Shell’s covenants and obligations under the Shell Finance US Indenture as Guarantor for the Exchange Notes (a “Voluntary Assumption”). See “Risk Factors—Risks Relating to the Exchange Notes—The substitution of the obligor on a particular series of Exchange Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such Exchange Notes that you hold” for discussion of possible tax consequences.

Upon any such consolidation, merger or similar transaction or asset transfer or disposition involving Shell or Shell Finance US, or any such Voluntary Assumption, the resulting entity, transferee or assuming entity, as applicable, will be substituted for Shell or Shell Finance US, as applicable, under the Shell Finance US Indenture and the Exchange Notes, and Shell or Shell Finance US, as applicable, will thereupon be released from the Shell Finance US Indenture.

Events of Default

The following are events of default with respect to any series of Exchange Notes:

•	failure to pay interest or any additional amounts on that series of Exchange Notes for 30 days when due;

•	failure to pay principal of or any premium on that series of Exchange Notes for 14 days when due;

•	failure to redeem Exchange Notes of that series for 14 days when required;

•

failure to comply with any covenant or agreement in that series of Exchange Notes for 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the Shell Finance US Indenture that are affected by that failure; and

•	specified events involving bankruptcy, insolvency or reorganization of Shell or Shell Finance US.

A default under one series of Exchange Notes or any other agreement to which Shell or Shell Finance US is a party will not be a default under another series of Exchange Notes.

If an event of default for any series of Exchange Notes occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Exchange Notes of the series affected by the default may declare the principal of and all accrued and unpaid interest on those Exchange Notes to be due and payable. The holders of a majority in principal amount of the outstanding Exchange Notes of the series affected by the default may in some cases rescind this accelerated payment requirement.

A holder of an Exchange Note of any series may pursue any remedy under the Shell Finance US Indenture only if:

•	the holder gives the Trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding Exchange Notes of that series make a written request to the Trustee to pursue the remedy;

•	the holders offer to the Trustee indemnity satisfactory to the Trustee;

•	the Trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the Exchange Notes of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of Exchange Notes to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding Exchange Notes of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; and

•	exercising any trust or power conferred on the Trustee relating to or arising as a result of an event of default.

The Shell Finance US Indenture requires Shell Finance US to file each year with the Trustee a written statement as to its compliance with the covenants contained therein.

Modification and Waiver

The Shell Finance US Indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the Shell Finance US Indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each Exchange Note affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including default interest, on the Exchange Notes;

•	reduce the principal of the Exchange Notes or change their stated maturity;

•	reduce any premium payable upon the redemption of the Exchange Notes or change the time at which the Exchange Notes may or must be redeemed;

•	change any obligation to pay additional amounts on the Exchange Notes;

•

change the coin or currency or currencies (including composite currencies) in which the Exchange Notes, or any premium, interest or additional amounts on the Exchange Notes with respect thereto, are payable;

•

impair the holder’s right to institute suit for the enforcement of any payment of the principal of, premium (if any) or interest on or any additional amounts on the Exchange Notes with respect to the Exchange Notes;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the Shell Finance US Indenture or to make any change in the provision related to modification; or

•	waive a continuing default or event of default regarding any payment on or with respect to the Exchange Notes.

The Shell Finance US Indenture may be amended or supplemented or any provision of the Shell Finance US Indenture may be waived without the consent of any holders of the Exchange Notes issued under the Shell Finance US Indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to comply with the sections of the Shell Finance US Indenture governing when Shell or Shell Finance US may merge (or consummate a similar transaction), transfer their assets or substitute obligors, including any assumption of the obligations of Shell Finance US under any series of debt securities by Shell or any other subsidiary of Shell or any Voluntary Assumption;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Code (as defined in “Material U.S. Federal Income Tax Considerations”) or in such a manner that such uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

•	to provide any security for, any guarantees of or any additional obligors on any series of Exchange Notes or the related Guarantees;

•	to comply with any requirement to effect or maintain the qualification of the Shell Finance US Indenture under the Trust Indenture Act;

•

to add covenants of Shell Finance US or the guarantor, Shell, that would benefit the holders of any Exchange Notes or to surrender any rights Shell or Shell Finance US has under the Shell Finance US Indenture, or to surrender any right or power herein conferred upon Shell Finance US or the guarantor, Shell;

•	to add events of default with respect to any of the Exchange Notes;

•

to change or eliminate any of the provisions of the Shell Finance US Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Exchange Notes of any series prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•	to establish the form or terms of securities of any series as permitted by the Shell Finance US Indenture;

•

to supplement any of the provisions of the Shell Finance US Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities pursuant to the Shell Finance US Indenture; provided, however, that any such action shall not adversely affect the interest of the holders of securities of such series or any other series of securities in any material respect;

•

to provide for the appointment of a successor trustee with respect of the securities of one or more series of the Exchange Notes or to provide for the administration of the trusts under the Shell Finance US Indenture by more than one trustee; and

•	to make any change that does not adversely affect the rights of holders of any outstanding debt securities of any series issued under the Shell Finance US Indenture.

The holders of a majority in principal amount of the outstanding Exchange Notes of any series (or, in some cases, of all debt securities issued under the Shell Finance US Indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the Shell Finance US Indenture. If any combination of funds or government securities that are deposited with the Trustee under the Shell Finance US Indenture are sufficient, in the opinion of an independent firm of certified public accountants, to make payments on a series of Exchange Notes on the dates those payments are due and payable, then, at the option of Shell Finance US either of the following will occur:

•	Shell and Shell Finance US will be discharged from their obligations with respect to that series of Exchange Notes and the related Guarantees (“Legal Defeasance”); or

•

Shell and Shell Finance US will no longer have any obligation to comply with the merger covenant and other specified covenants under the Shell Finance US Indenture, and the related events of default will no longer apply (“Covenant Defeasance”).

If a series of Exchange Notes is defeased, the holders of the Exchange Notes of the series affected will not be entitled to the benefits of the Shell Finance US Indenture, except for obligations to register the transfer or exchange of Exchange Notes, replace stolen, lost or mutilated Exchange Notes or maintain paying agencies and hold moneys for payment in trust. In the case of Covenant Defeasance, the obligation of Shell Finance US to pay principal, premium and interest on the Exchange Notes and Shell guarantees of the payments will also survive.

Unless such defeasance occurs within one year of when the relevant series of Exchange Notes would be due and payable or called for redemption, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the Exchange Notes to recognize income, gain or loss for U.S. federal income tax purposes. If we elect Legal Defeasance, that opinion of counsel must be based upon a ruling from the IRS or a change in law to that effect.

Substitution of Shell Finance US as Issuer

We may at our option at any time, without the consent of any holders of Exchange Notes, cause Shell or any other subsidiary of Shell to assume the obligations of Shell Finance US under any series of the Exchange Notes; provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those Exchange Notes and the Shell Finance US Indenture. To the extent that Shell is not itself the new obligor, its Guarantee shall remain in place after the substitution unless another entity assumes the role of a guarantor in respect of the Exchange Notes following a Voluntary Assumption. The new obligor must be a U.S. entity, unless the new obligor agrees in the supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” above with respect to taxes imposed in its jurisdiction of residence. The new obligor will benefit from any optional redemption provision for tax reasons as described above under “—Redemption—Optional Tax Redemption.” In the case of such a substitution, Shell Finance US will be relieved of any further obligations under the assumed series of Exchange Notes. See “Risk Factors—Risks Relating to the Exchange Notes—The substitution of the obligor on a particular series of Exchange Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such Exchange Notes that you hold” for discussion of possible tax consequences.

Governing Law

The Shell Finance US Indenture is, and the Exchange Notes and the Guarantees will be, governed by and construed in accordance with the laws of the State of New York.

The Trustee

Deutsche Bank Trust Company Americas is the trustee under the Shell Finance US Indenture. The address of Deutsche Bank Trust Company Americas is 1 Columbus Circle, 4th Floor, New York, New York 10019, Attention: Global Transaction Banking, Trust and Securities Services. Shell and Shell Finance US may appoint another trustee or a substitute trustee under the Shell Finance US Indenture or appoint an entity qualified under the Trust Indenture Act to serve as trustee under the Shell Finance US Indenture. Deutsche Bank Trust Company Americas has served as trustee, paying agent, auction agent, exchange agent and in similar capacities in transactions involving entities in the Shell Group or relating to the debt or long-term payment obligations of members of the Shell Group. Additionally, Deutsche Bank Trust Company Americas and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of Shell.

If an event of default occurs under the Shell Finance US Indenture and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the Shell Finance US Indenture at the request of any of the holders of any Exchange Notes issued under the Shell Finance US Indenture only after those holders have offered the Trustee indemnity satisfactory to it.

The Shell Finance US Indenture contains limitations on the right of the Trustee, if it becomes a creditor of Shell or Shell Finance US, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with Shell and Shell Finance US. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the Shell Finance US Indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange and Registration

The Exchange Notes will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of Exchange Notes. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Exchange Notes of any series will be exchangeable for other Exchange Notes of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the Shell Finance US Indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Shell or Shell Finance US designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the Shell Finance US Indenture are met.

The Trustee will be appointed as security registrar for the Exchange Notes. Shell or Shell Finance US may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. Shell or Shell Finance US is required to maintain an office or agency for transfers and exchanges in each place of payment. Shell or Shell Finance US may at any time designate additional transfer agents for any series of Exchange Notes.

In the case of any redemption, Shell and Shell Finance US will not be required to register the transfer or exchange of:

•	any Exchange Notes during a period beginning 15 Business Days before the relevant notice of redemption or repurchase is given and ending on the close of business on the day such notice is given; or

•	any Exchange Notes that have been called for redemption in whole or in part, except the unredeemed portion of any Exchange Notes being redeemed in part.

Payment and Paying Agents

Payments on the Exchange Notes will be made in U.S. dollars at the office of the Trustee and any paying agent. At the option of Shell or Shell Finance US, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Interest payments may be made to the person in whose name an Exchange Note is registered at the close of business on the applicable record date for the interest payment set forth under “—General” above.

We have initially designated the Trustee as the paying agent. Shell or Shell Finance US may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on or additional amounts with respect to Exchange Notes of a series is payable on a day that is not a Business Day, the payment will be made on the following Business Day.

Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the Exchange Notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Book-Entry Form

The Exchange Notes will initially be issued to investors in book-entry form only. Fully registered global notes representing the total aggregate principal amount of the Exchange Notes of each series will be issued and registered in the name of a nominee for DTC, the securities depositary for the Exchange Notes, for credit to accounts of direct or indirect participants in DTC, Euroclear and Clearstream. Except in limited circumstances, the Exchange Notes will not be issuable in definitive form. Unless and until Exchange Notes in definitive certificated form are issued, the only holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus, a beneficial owner of any interest in a global note will not be entitled to receive physical delivery of definitive Exchange Notes. Accordingly, each beneficial owner of any interest in a global note must rely on the procedures of DTC, Euroclear, Clearstream, or their participants, as applicable, to exercise any rights under the Exchange Notes.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other hand, will be effected in

DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the Exchange Notes settled during the processing will be reported to the relevant Clearstream or Euroclear participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of Exchange Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although it is expected that DTC, Clearstream and Euroclear will follow the foregoing procedures in order to facilitate transfers of Exchange Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue such procedures and such procedures may be changed or discontinued at any time.

The Clearing System

DTC has advised us as follows:

•

DTC is: (1) a limited purpose trust company organized under the laws of the State of New York; (2) a “banking organization” within the meaning of New York Banking Law; (3) a member of the Federal Reserve System; (4) a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and (5) a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of the exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offers. It applies to you only if you hold your Restricted Notes and will hold your Exchange Notes, as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a financial institution;

•	a person that holds Restricted Notes or Exchange Notes as part of a straddle or a hedging or conversion transaction, or as part of a constructive sale or other integrated financial transaction;

•	a person who is an investor in a pass through entity (such as a partnership);

•	a U.S. expatriate; or

•	a person whose functional currency is not the U.S. dollar.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary does not address the alternative minimum tax, the Medicare tax on net investment income, the rules under Section 451 of the Code with respect to conforming the timing of income accruals to financial statements, any non-income tax (such as estate or gift taxes) or any state, local or non-U.S. tax consequences of the Exchange Offers or the ownership or disposition of the Exchange Notes.

The exchange of your Restricted Notes for Exchange Notes pursuant to the Exchange Offers will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Restricted Notes for Exchange Notes in connection with the Exchange Offers and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Restricted Notes immediately before the exchange. Holders who do not exchange their Restricted Notes for Exchange Notes pursuant to the Exchange Offers will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange Offers, and their adjusted tax basis, holding period and market discount, if any, for their Restricted Notes will remain unchanged.

You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of the Exchange Offers and the ownership or disposition of the Exchange Notes in your particular circumstance.

PLAN OF DISTRIBUTION

The distribution of this prospectus and the offer and sale of the Exchange Notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the Exchange Notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the Exchange Notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the Exchange Notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the Exchange Notes issued in the Exchange Offers in exchange for the Restricted Notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of such holders’ business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes. This position does not apply to any holder that is:

•	an “affiliate” of Shell or Shell Finance US within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer.

All broker-dealers receiving Exchange Notes in the Exchange Offers are subject to a prospectus delivery requirement with respect to resales of the Exchange Notes. Each broker-dealer receiving Exchange Notes for its own account in the Exchange Offers must represent that the Restricted Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the Exchange Notes pursuant to the Exchange Offers. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Subject to the terms of the Registration Rights Agreement, Shell Finance US shall use commercially reasonable efforts to keep the registration statement for the Exchange Offers effective and to amend and supplement the prospectus in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of Exchange Notes received in an exchange such as the exchange pursuant to the Exchange Offers, if the Restricted Notes for which the Exchange Notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. Broker-dealers acquiring Exchange Notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such Exchange Notes. Any broker dealer that held Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, that received Exchange Notes in the Exchange Offers, and that participates in a distribution of Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. Any profit on these resales of Exchange Notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act.

Pursuant to the Registration Rights Agreement, we have agreed to pay all expenses incident to the Exchange Offers, other than fees and expenses of counsel to the initial purchasers party to the Registration Rights Agreement (other than fees and expenses of counsel with respect to blue sky laws) or the holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Restricted Notes by a holder, and will indemnify holders of the Restricted Notes, including any broker-dealers, against specified liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable. See “Notices to Certain Non-U.S. Holders” below for more information.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the Exchange Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Restricted Notes or the Exchange Notes in any jurisdiction where action for that purpose is required. Accordingly, the Exchange Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Exchange Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Restricted Notes or Exchange Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, the EEA, the U.K., Belgium, France, Italy, Hong Kong, Japan and Singapore) may be restricted by law. Persons into whose possession this prospectus comes are required by us and the Exchange Agent to inform themselves about, and to observe, any such restrictions.

The Exchange Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the Exchange Notes and Guarantees—General.” We will not accept tenders of Restricted Notes if such tender would result in the holder thereof receiving in the applicable Exchange Offer an amount of Exchange Notes below the applicable minimum denomination.

European Economic Area

The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of Exchange Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Exchange Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Belgium

Neither the prospectus nor any other documents or materials relating to the Exchange Offers have been submitted to or will be submitted for approval or recognition to the Belgian Financial Services and Markets Authority (“Autorité des services et marchés financiers”/”Autoriteit voor Financiële Diensten en Markten”). The Exchange Offers are not being, and may not be, made in Belgium by way of a public offering, as defined in Articles 3, §1, 1° and 6, §1 of the Belgian Law of April 1, 2007 on public takeover bids (“loi relative aux offres publiques d’acquisition”/”wet op de openbare overnamebiedingen”) (the “Belgian Takeover Law”) or as defined in Article 3, §1 of the Belgian Law of June 16, 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market (“loi relative aux offres publiques d’instruments de placement et aux admissions d’instruments de placement à la négociation sur des marchés

réglementés”/”wet op de openbare aanbieding van beleggingsinstrumenten en de toelating van beleggingsinstrumenten tot de verhandeling op een gereglementeerde markt”) (the “Belgian Prospectus Law”), both as amended or replaced from time to time. Accordingly, the Exchange Offers may not be, and are not being, advertised and the Exchange Offers will not be extended, and neither the prospectus nor any other documents or materials relating to the Exchange Offers (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons which are “qualified investors” (“investisseurs qualifiés”/”gekwalificeerde beleggers”) as defined in Article 10, §1 of the Belgian Prospectus Law, acting on their own account, as referred to in Article 6, §3 of the Belgian Takeover Law or (ii) in any other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law. The prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Exchange Offers. Accordingly, the information contained in the prospectus or in any other documents or materials relating to the Exchange Offers may not be used for any other purpose or disclosed or distributed to any other person in Belgium.

France

The Exchange Offers are not being made, directly or indirectly, to the public in the Republic of France. Neither the prospectus nor any other documents or materials relating to the Exchange Offers have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (“personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers”) and/or (ii) qualified investors (“investisseurs qualifiés”) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2, D.321-1 and D.411-1 of the French Code Monétaire et Financier, are eligible to participate in the Exchange Offers. The prospectus and any other document or material relating to the Exchange Offers have not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.

Italy

None of the Exchange Offers, the prospectus or any other documents or materials relating to the Exchange Offers or the Exchange Notes have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”). The Exchange Offers are being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 3, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”) and, therefore, are intended for, and directed only at, qualified investors (investitori qualificati) (the “Italian Qualified Investors”), as defined pursuant to Article 100, paragraph 1, letter (a) of the Financial Services Act and Article 34-ter, paragraph 1, letter (b) of the Issuers’ Regulation. Accordingly, the Exchange Offers cannot be promoted, nor may copies of any document related thereto or to the Exchange Notes be distributed, mailed or otherwise forwarded, or sent, to the public in Italy, whether by mail or by any means or other instrument (including, without limitation, telephonically or electronically) or any facility of a national securities exchange available in Italy, other than to Italian Qualified Investors. Persons receiving this prospectus must not forward, distribute or send it in or into or from Italy. Noteholders or beneficial owners of the Restricted Notes that are resident or located in Italy can offer to exchange the notes pursuant to the Exchange Offers through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority. Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Restricted Notes, the Exchange Notes, the Exchange Offers or the prospectus.

United Kingdom

The Exchange Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Exchange Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or, selling or distributing the Exchange Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus is only being distributed to and is only directed at (i) persons who are outside the U.K. or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Exchange Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Exchange Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The Exchange Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Exchange Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Exchange Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Exchange Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”).

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, and if the Issuer has not notified the dealer(s) on the classification of the Exchange Notes under and pursuant to Section 309(B)(1) of the Securities and Futures Act, Chapter 289 Singapore (the “SFA”), this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Exchange Notes may not be circulated or distributed, nor may the Exchange Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of Chapter 289 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Exchange Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Exchange Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Exchange Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF NOTES

The validity of the Exchange Notes and Guarantees will be passed upon for us by Cravath, Swaine & Moore LLP as to certain matters of New York law. The validity of the Guarantees will be passed upon for us by Slaughter and May as to certain matters of English law.

EXPERTS

The consolidated financial statements of Shell appearing in Shell’s Annual Report on Form 20-F for the year ended December 31, 2025, and the effectiveness of Shell’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

SHELL FINANCE US INC.

PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offers for the Restricted Notes is:

D.F. King & Co., Inc.

Banks and Brokers call: +1 (646) 845-0144

Toll-free (U.S. only): +1 (800) 488-8075

Email: Shell@dfking.com

By Facsimile (for eligible institutions only): +1 (212) 709-3328

Confirmation: +1 (212) 232-3233

Attention: Michael Horthman

Requests for additional copies of this prospectus may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers

Article 135 of Shell’s Articles provides that, as far as the legislation allows this, Shell: (i) can indemnify any director or former director of the company, of any associated company or of any affiliate against any liability; and (ii) can purchase and maintain insurance against any liability for any director or former director of the company, of any associated company or of any affiliate. Pursuant to the Companies Act 2006 (sections 232 and 233), we may purchase and maintain for our directors (or directors of an associated company), insurance against any liability attaching to them in connection with any negligence, default, breach of duty or breach of trust in relation to the relevant company.

Shell has entered into a deed of indemnity with each of the Shell directors. The terms of each of these deeds are identical and they reflect the statutory provisions on indemnities contained in the Companies Act 2006. Under the terms of each deed, Shell undertakes to indemnify the relevant Shell director, to the widest extent permitted by English law, against any loss, liability or damage, howsoever caused (including by that director’s own negligence), suffered or incurred by that director in respect of that director’s acts or omissions on or after the date that the deed was entered into while or in the course of that director acting as a director or employee of Shell, or any member of the Shell Group or certain other entities. In addition, Shell shall lend such funds to the director as are required to meet reasonable costs and expenses incurred or to be incurred by him/her in defending any criminal or civil proceedings or in connection with certain applications under the Companies Act 2006. It is a term of each indemnity that Shell and the relevant director agree to be bound by the provisions in Shell’s Articles relating to arbitration and exclusive jurisdiction.

The relevant provisions of the Companies Act 2006 include sections 232 to 235.

Section 232 states that, any provision that purports to exempt a director (to any extent) from liability for negligence, default, breach of duty or breach of trust by him/her in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision or a qualifying pension scheme indemnity provision. Shell is still permitted to purchase insurance against any such liability for a director of the company or an associated company.

A pension scheme indemnity provision means a provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is a “qualifying pension scheme indemnity provision” as long as it does not provide any indemnity against: (i) any liability of the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or (ii) any liability incurred by the director in defending criminal proceedings in which he/she is convicted.

A third party indemnity provision means a provision indemnifying a director of a company against liability incurred by the director to a person other than the company or an associated company. Such provision is a “qualifying third party indemnity provision” as long as it does not provide any indemnity against: (i) any liability of the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or (ii) any liability incurred by the director in defending criminal proceedings in which he/she is convicted or in defending civil proceedings brought by the company or an associated company in which judgment is given against him/her or where the court refuses to grant him/her relief under an application under sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) of the Companies Act 2006 or its power under section 1157 (general power of the court to grant relief in case of honest and reasonable conduct) of the Companies Act 2006

(described below). Any qualifying third party indemnity provision or qualifying pension scheme indemnity provision in force when the directors’ report (which forms part of the company’s annual report) is approved, or which was in force during the relevant financial year, for the benefit of one or more directors of the company must be disclosed in the directors’ report section of the annual report.

Section 205 of the Companies Act 2006 provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him/her in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by the director in relation to the company or an associated company or in connection with an application for relief under sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) of the Companies Act 2006 or its power under section 1157 (general power of the court to grant relief in case of honest and reasonable conduct) of the Companies Act 2006, or to enable any such director to avoid incurring such expenditure. Such loan must be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged if the director is convicted, judgment is found against him/her or the court refuses to grant the relief on the application.

Section 1157 of the Companies Act 2006 provides that:

(1)

If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as an auditor (whether he/she is or is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he/she has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his/her appointment) he/she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him/her, either wholly or in part, from his/her liability on such terms as it thinks fit.

(2)

If any such officer or person has reason to apprehend that any claim will or might be made against him/her in respect of any negligence, default, breach of duty or breach of trust, he/she may apply to the court for relief; and the court has the same power to relieve him/her as it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3)

Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he/she is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him/her, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

English law permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances. The Companies Act 2006 permits a shareholder or member, as that term is used in Section 260 and 994 of the Companies Act 2006, to apply for a court order, either:

(i)	in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of the company; or

(ii)

when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or when any actual or proposed act or omission of the company is or would be so prejudicial.

A court has wide discretion in granting relief and may, for example, authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

Shell Finance US’s By-Laws provide for indemnification of, among others, Shell Finance US’s current and former directors and officers to the full extent permitted by law. Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions brought by or in the right of the corporation to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the prior two paragraphs, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. Shell Finance US’s By-Laws also provide that expenses incurred by any such person in defending actions, suits or proceedings shall be paid by Shell Finance US promptly in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by Shell Finance US of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Shell Finance US.

Shell Finance US’s Certificate of Incorporation provides that its directors shall not be liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by law. Section 102(b)(7) of the DGCL permits a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or (d) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, Shell Finance US participates in the directors’ and officers’ liability insurance coverage under the Shell Group Global Insurance Plan that insures against claims and liabilities (with stated exceptions) that officers and directors of Shell Finance US may incur in such capacities.

The foregoing summary with respect to the indemnification of Shell Finance US’s directors and officers is subject to the complete text of the DGCL and Shell Finance US’s Certificate of Incorporation, By-Laws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

Item 21.   Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of this registration statement.

Item 22.   Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished; provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)

(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Memorandum of Association of Shell plc (f/k/a Royal Dutch Shell plc), together with a special resolution of Royal Dutch Shell plc dated 18 May 2010 (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form F-3 (No. 333-177588) of Shell plc filed with the U.S. Securities and Exchange Commission on October 28, 2011).

3.2	Articles of Association of Shell plc, dated May 23, 2023 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (No. 001-272192) of Shell plc filed with the U.S. Securities and Exchange Commission on May 25, 2023).

4.1	Senior Indenture, among Shell Finance US Inc., Shell plc (f/k/a Royal Dutch Shell plc) and Deutsche Bank Trust Company Americas dated as of October 8, 2024 (incorporated by reference to Exhibit 99.1 to Form 6-K (No. 001- 32575) of Shell plc filed with the U.S. Securities and Exchange Commission on October 8, 2024).

4.2	Registration Rights Agreement, among Shell Finance US Inc., Shell plc and BofA Securities, Inc., Deutsche Bank Securities Inc. and TD Securities (USA) LLC, dated as of December 8, 2025.

4.3	Form of Exchange Notes of Shell Finance US Inc.

5.1	Opinion of Slaughter and May, English solicitors to Shell plc, as to the validity of the Guarantees as to certain matters of English law.

5.2	Opinion of Cravath, Swaine & Moore LLP, U.S. legal advisors to Shell plc and Shell Finance US Inc., as to the validity of the Exchange Notes.

21.1	Significant Shell Subsidiaries at December 31, 2025 (incorporated by reference to Exhibit 8.1 to the Annual Report on Form 20-F (File No. 001-32575) of Shell plc for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 12, 2026).

22.1	Subsidiary Issuers of Guaranteed Securities.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Slaughter and May, English solicitors to Shell plc (included in Exhibit 5.1 herein).

23.3	Consent of Cravath, Swaine & Moore LLP, U.S. legal advisors to Shell plc and Shell Finance US Inc. (included in Exhibit 5.2 herein).

24.1	Power of attorney with respect to the Board of Directors of Shell plc.

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Shell Finance US Inc.

99.1	Form of Letter to Clients.

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England, on May 22, 2026.

SHELL PLC

By:	/s/ Sinead Gorman
Name: Sinead Gorman
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

*	Chair
Sir Andrew Mackenzie

*	Deputy Chair and Senior Independent Non-executive Director
Dick Boer

*	Chief Executive Officer (Principal Executive Officer)
Wael Sawan

/s/ Sinead Gorman	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	May 22, 2026
Sinead Gorman

*	Non-executive Director
Ann Godbehere

*	Non-executive Director
Holly Keller Koeppel

*	Non-executive Director
Jane H. Lute

*	Non-executive Director
Sir Charles Roxburgh

*	Non-executive Director
Clare Scherrer

*	Non-executive Director
Abraham Schot

*	Non-executive Director
Leena Srivastava

Name	Title	Date

*	Non-executive Director
Cyrus Taraporevala

* By:	/s/ Sinead Gorman	May 22, 2026
(Sinead Gorman, Attorney-in-Fact)

Pursuant to the requirements of the Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement in the capacity of the duly authorized representative of Shell plc in the U.S. in Delaware on May 22, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Houston, Texas, on May 22, 2026.

SHELL FINANCE US INC.

By:	/s/ Olga A. Stevens
Name: Olga A. Stevens
Title: Director and Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mitchell B. Ice Mitchell B. Ice	Director and President (Principal Executive Officer)	May 22, 2026

/s/ John S. Misso John S. Misso	Director	May 22, 2026

/s/ Olga A. Stevens Olga A. Stevens	Director and Vice President - Finance (Principal Financial Officer, Principal Accounting Officer)	May 22, 2026